Exhibit 10.20







                               PURCHASE AGREEMENT


                          dated as of March ____, 1997

                                     between


                                 544 Associates
                       a Pennsylvania limited partnership
                                   as Seller,
                                       and


                    Humphrey Hospitality Limited Partnership,
                         a Virginia limited partnership
                                  as Purchaser




                               Comfort Inn Hotel,
                           Chambersburg, Pennsylvania

                               PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT, dated as of March _____, 1997, between 544 Associates, a Pennsylvania limited partnership (the Seller), and Humphrey Hospitality Limited Partnership, a Virginia limited partnership (the Purchaser), provides:


                                    ARTICLE 1
                       DEFINITIONS; RULES OF CONSTRUCTION

        1.1 Definitions. The following terms shall have the indicated meanings:

        "Act of Bankruptcy" shall mean if a party hereto or any principal thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any principal thereof, in any court of competent jurisdiction seeking (a) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or principal, (b) the appointment of a receiver, custodian, trustee or liquidator or such party or principal of all or any substantial part of its assets, or (c) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

                   "Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby Seller (a) assigns and the Purchaser assumes the Operating Agreements that have not been canceled at Purchaser's request and (b) assigns all of the Seller's right, title and interest in and to the Intangible Personal Property, to the extent assignable.

                   "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

                   "Bill of Sale - Personal Property" shall mean that certain bill of sale conveying title to the Tangible Personal Property or, with respect to, Intangible Personal Property [and the Reservation System] from the Seller to the Purchaser's property manager, lessee or designee.

                   "Closing" shall mean the closing of the purchase and sale of the Property.

                   "Closing Date" shall mean the date on which the Closing occurs.

                   "Deed" shall mean that certain deed conveying title to the Real Property with general warranty covenants of title from the Seller to the Purchaser, subject only to Permitted Title Exceptions. If there is any difference between the description of the Land, as shown on Exhibit A attached hereto and the description of the Land as shown on the Survey, the description of the Land to be contained in the Deed and the description of the Land set forth in the Title Commitment shall conform to the description shown on the Survey.

                   "Deposit" shall mean all amounts deposited from time to time with the Escrow Agent by the Purchaser pursuant to Sections 2.2 and 6.1, plus all interest accrued thereon. The Deposit shall be held by the Escrow Agent in an interest-bearing account of a federally-insured bank or banks, and shall be held and disbursed by the Escrow Agent in strict accordance with the terms and provisions of this Agreement.

                   "Escrow Agent" shall mean Gallagher, Evelius & Jones.

                   "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                   "Guest Ledger" shall mean that certain guest ledger dated as of ____________________, 199__, certified by the Seller, a copy of which is attached hereto as Exhibit C. The Guest Ledger shall be updated and recertified as of the Closing Date.

                   "Hotel" shall mean the 65-room hotel and related amenities located on the Land.

                   "Improvements" shall mean the Hotel and all other buildings, improvements, fixtures and other items of real estate located on the Land.

                   "Income Tax Certificate" shall mean the affidavit of the Seller certifying (i) that the Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations) under
Section 1445 of the Internal Revenue Code, (ii) the information to complete IRS Form 1099S, and (iii) the information to complete any required state income or recordation tax reporting requirement, prepared by counsel to the Purchaser and in form and substance reasonably acceptable to the Purchaser.

                   "Intangible Personal Property" shall mean all intangible personal property owned or possessed by the Seller and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, the right to use any trade name associated with the Real Property and all variations thereof, all of the Leases and any future leases of space in the Property, all Operating Agreements, Authorizations, escrow accounts, insurance policies, general intangibles, business records, plans and specifications, surveys and title insurance polices pertaining to the Real Property, the Tangible Personal Property and intangible personal property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property and any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, and the share of the Tray Ledger determined under Section 6.5, but excluding (i) any of the aforesaid rights the Purchaser elects not to acquire and (ii) the Seller's cash on hand, in bank accounts and invested with financial institutions, and (iii) the accounts receivable except for the above described share of the Tray Ledger.

                   "Inventory" shall mean all "inventories of merchandise" and "inventories of supplies", as such terms are defined in the Uniform System of Accounts for Hotels [8th Revised Edition, 1986] as published by the Hotel Association of New York City, Inc., as revised, and similar consumable supplies.

                   "Land" shall mean that certain parcel of real estate lying and being in Franklin County, Pennsylvania, as more particularly described in Exhibit A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Seller therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

                   "Leases" shall mean all of the leases, if any, now in effect with respect to the Property or any portion thereof, under which the Seller is either a landlord or tenant, and all addenda, modifications or amendments thereto, certified true copies of which have been delivered by the Seller to the Purchaser.

                   "Operating Agreements" shall mean the management agreements, service contracts and other agreements, if any, in effect with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property. All of the Operating Agreements in force and effect as of the date hereof are listed on Exhibit B attached hereto.

                   "Owner's Title Policy" shall mean an owner's policy of title insurance (ALTA Form B-1970) issued to the Purchaser by the Title Company, pursuant to which the Title Company insures the Purchaser's ownership of fee simple title to the Real Property (including the marketability thereof), subject only to Permitted Title Exceptions (which shall exclude all preprinted, standard, general or similar exceptions), and which provides such affirmative coverages and endorsements reasonably requested by the Purchaser. The Owner's Title Policy shall insure the Purchaser in the amount of the Purchase Price and shall be acceptable in form and substance to the Purchaser. The description of the Land in the Owner's Title Policy shall be by courses and distances and shall be identical to the description shown on the Survey.

                   "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property set forth in the Title Commitment (a) which do not require or secure the payment of money and (b) to which Purchaser makes no objection under Section 2.3(d).

                   "Property" shall mean collectively the Real Property, the Inventory, the Tangible Personal Property and the Intangible Personal Property.

                   "Purchase Price" shall mean Two Million Six Hundred Thousand Dollars ($2,600,000).

                   "Real Property" shall mean the Land and the Improvements.

                   "Reservation System" shall mean the Seller's Reservation Terminal and Reservation System, Equipment and Software, if any.

                   "Seller's Financial Information" shall mean that certain financial information relative to the Seller and the Property, including audited income and expense statements for the Property for the immediately preceding three years, copies of which are attached hereto as Exhibit D.

                   "Study Period" shall mean the period commencing at 9:00 a.m. on the date Seller certifies that it has delivered its current title policy or marked-up binder, its current Survey and all environmental studies it has performed on the Property, and continuing through 5:00 p.m. on the date that is thirty (30) days from such date. The time periods herein referred to shall mean the time periods as in effect, from time to time, at the place where the Real Property is located.

                   "Survey" shall mean the survey to be delivered pursuant to
Section 5.4.

                   "Tangible Personal Property" shall mean the Inventory and all other items of personal property owned by the Seller, used in connection with the Property, including, without limitation, those items listed on Exhibit E hereto.

                   "Title Commitment" shall mean the commitment by the Title Company to issue the Owner's Title Policy.

                   "Title Company" shall mean a title insurance company selected by the Purchaser.

                   "Tray Ledger" shall mean the final night's room revenue (revenue from rooms occupied as of 12:01 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges which accrue prior to Closing), including any sales taxes, room taxes or other taxes thereon.

                   "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities, cable television facilities and all other utility facilities and services necessary for the operation and occupancy of the Property.

        1.2 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

                   (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

                   (b) All references herein to particular articles, sections or subsections, subsections or clauses are references to articles, sections, subsections or clauses of this Agreement.

                   (c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                   (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.


                                    ARTICLE 2
                    PURCHASE AND SALE; ACCESS; STUDY PERIOD;
                            PAYMENT OF PURCHASE PRICE

        2.1 Purchase and Sale. The Seller agrees to sell and the Purchaser agrees to acquire the Property for the Purchase Price and in accordance with the other terms and conditions set forth herein.

        2.2 Deposit. Simultaneously with the execution hereof, the Purchaser has made an initial deposit of $25,000, by check, with the Escrow Agent and pursuant to Section 6.1, the Purchaser may make additional payments to extend the Closing Date (all such payments and interest accrued thereon referred to as the "Deposit"). The Escrow Agent shall clear said check(s) and shall hold the Deposit in an interest bearing account pursuant to the terms, considerations and provisions of this Agreement. The initial Deposit shall be returned to Purchaser if it fails, prior to the end of the Study Period, to notify the Seller in writing, pursuant to Section 2.3, that the Purchaser elects to proceed to Closing. The Deposit shall be (a) applied at the Closing against the Purchase Price, (b) returned to the Purchaser pursuant to Section 8.3 or Section 2.3(a), or (c) paid to the Seller pursuant to Section 8.4.

        2.3 Study Period. (a) The Purchaser shall have the right, until 5:00 p.m. on the last day of the Study Period, and thereafter if the Purchaser notifies the Seller that the Purchaser has elected to proceed to Closing in the manner described below, to enter upon the Real Property and to perform, at the Purchaser's expense, such economic, surveying, engineering, topographic, environmental and marketing tests, studies and investigations as the Purchaser may deem appropriate; including review by Purchaser's Board of Directors. If after such tests, studies and investigations as Purchaser determines to make, Purchaser decides to proceed with the purchase of the Property for the purposes contemplated by the Purchaser, then the Purchaser may elect to proceed to Closing and shall so notify the Seller and the Escrow Agent, in writing, prior to the expiration of the Study Period. If for any reason, in the Purchaser's sole, absolute and unreviewable discretion, the Purchaser does not so notify the Seller and the Escrow Agent of its determination to proceed to Closing prior to the expiration of the Study Period, or notifies the Seller and the Escrow Agent, in writing, prior to the expiration of the Study Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate, the Deposit shall be returned to the Purchaser and upon the return of the Deposit, the Purchaser and the Escrow Agent shall be released form any further liability or obligation under this Agreement.

                   (b) During the Study Period, the Seller shall make available to the Purchaser, its agents, auditors, engineers, attorneys and other designees, for inspection and/or copying, copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and reviews, books, records, tax returns, bank statements, financial statements, advance reservations and room bookings and function bookings, rate schedules and any and all other materials or information relating to the Property which are in, or come into, the Seller's possession or control.

                   (c) The Purchaser shall indemnify and defend the Seller against any loss, damage or claim arising from entry upon the Real Property by the Purchaser or any agents, contractors or employees of the Purchaser. The Purchaser, at its own expense, shall restore any damage to the Property caused by any of the tests or studies made by the Purchaser.

                   (d) The Seller agrees to provide to the Purchaser, within five business days following the date of this Agreement, a copy of any existing title insurance policies or marked-up title binders which the Seller may have in its possession or control covering the Real Property, together with legible copies of all exception documents referred to therein. During the Study Period, the Purchaser, at its expense, shall obtain a Title Commitment, and prior to the expiration of the Study Period, shall notify the Seller of any defects in title shown by such Title Commitment that the Purchaser is unwilling to accept. Within ten days after such notification, which ten day period may extend beyond the Study Period (the "Title Response Period"), the Seller shall notify the Purchaser whether the Seller is willing to cure such defects. If the Purchaser agrees to proceed to Closing prior to the end of the Study Period but before the Seller responds to title issues during the Title Response Period, the Purchaser shall not have waived any of its rights with regard to title issues as set forth herein. If the Seller is willing to cure such defects, the Seller shall act promptly and diligently to cure such defects at its expense. If the Seller is unable to cure such defects by Closing, after having attempted to do so diligently and in good faith, the Purchaser may elect (1) to waive such defects and proceed to Closing without any abatement in the Purchase Price or (2) to terminate this Agreement and receive a full refund of the Deposit; provided, however, that if such defects consist of mortgages, deeds of trust, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, and notwithstanding the foregoing, the Seller shall be obligated to pay and discharge and the title agent or company conducting the Closing is authorized to pay and discharge such defects from Seller's proceeds at Closing. The Seller shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title or the use of the Property without the Purchaser's prior written consent. All title matters revealed by the Purchaser's title examination and not objected to by the Purchaser as provided above shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, the Purchaser shall not be required to take title to the Property subject to any matters which may arise subsequent to the effective date of its examination of title to the Property made during the Study Period.

        2.4 Inspection of Books and Records; Access. The Purchaser, from the date hereof until termination of this Agreement, shall have complete and free access during normal business hours to all documents, agreements and other information in the possession of the Seller and its agents pertaining to the ownership, use, rental and operation of the Property and to the Seller's representations, warranties and covenants set forth herein, including but not limited to financial records, tax assessments, bills and leases, and the Purchaser shall have the right to inspect and make copies of the same. The Seller hereby grants to the Purchaser and its officers, agents, servants, employees, assigns and independent contractors a license to enter upon the Property and the full right of access to the Real Property for the purposes of inspecting the condition or status of the Property and the books and records maintained by the Seller or its agents with respect to the Property, undertaking any tests and inspections desired by Purchaser hereunder and verifying the Seller's representations, warranties and covenants set forth herein. Notwithstanding the foregoing, if the Purchaser desires to enter the premises or contact any agent of the Seller, the Purchaser shall give twenty-four (24) hours oral or written notice to Hasu P. Shah or K.D. Patel so that either may make arrangements for Seller's or Seller's agent to escort the Purchaser or Purchaser's agent onto the Property or to the place where requested records or documents are held. All inspections of records shall be done off-site at a mutually agreeable location.

        2.5 Payment of Purchase Price. The Purchase Price shall be paid to the Seller in the following manner:

                   (a) At Closing, the Deposit shall be paid to the Seller. The Purchaser shall receive a credit against the Purchase Price in an amount equal to the Deposit paid to Seller.

                   (b) The Purchaser shall pay the balance of the Purchase Price (after application of the Deposit), as adjusted in the manner specified in
Article VI and as set forth below, to the Seller or other applicable party at Closing by making a wire transfer of immediately available federal funds to the account of the Seller or other applicable party as specified in writing by the Seller.

        2.6 Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated among the various components of the Property in the manner indicated by the Purchaser at Closing.

        2.7 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, the Purchaser and the Seller shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who "need to know", such as their respective attorneys, accountants, engineers, surveyors, financiers and bankers. Notwithstanding the foregoing, it is acknowledged that the general partner of the Purchaser has elected to be a real estate investment trust ("REIT") and that the REIT has sold shares and may seek to sell additional shares to the general public and that in connection therewith, the Purchaser will have the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements, disclosure statements, and other papers, documents and instruments necessary or reasonably required in the Purchaser's judgment and that of its attorneys and underwriters with respect to the REIT's shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement.


                                    ARTICLE 3
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

        To induce the Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, the Seller hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Seller acknowledges and agrees that the Purchaser is entitled to rely and has relied:

        3.1 Organization and Power. The Seller is an entity duly formed and validly existing and in good standing under the laws of the State of its organization and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Seller hereunder.

        3.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of the Seller, has been duly executed and delivered by the Seller, constitutes the valid and binding agreement of the Seller and is enforceable in accordance with its terms.

        3.3 Noncontravention. The execution and delivery of, and the performance by the Seller of its obligations under this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, the Seller's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller, or result in the creation of any lien or other encumbrance on any asset of the Seller. There are no outstanding agreements (written or oral) pursuant to which the Seller (or any predecessor to or representative of the Seller) has agreed to sell or has granted an option to purchase the Property (or any part thereof).

        3.4 No Special Taxes. The Seller has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

        3.5 Compliance with Existing Laws. The Seller possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. The Seller has not represented or failed to disclose any relevant fact in obtaining all Authorizations, and the Seller has no knowledge of any change in the circumstances under which those Authorizations were obtained that could result in their termination, suspension, modification or limitation. The current use and occupancy of the Property as a hotel are permitted as a principal use under all laws applicable thereto without the necessity of resort to any grandfathered or nonconforming use status, or any special use permit, special exception or other special permit, permission or consent. The Seller has no knowledge, nor has it received notice within the past three years, of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

        3.6 Personal Property. All of the Tangible Personal Property and Intangible Personal Property are owned and will be conveyed by the Seller free and clear of all liens and encumbrances. The Seller has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

        3.7 Title and Survey Matters. The Seller is the sole owner of full legal, equitable and beneficial title to the Property and no consent of or joinder by any other person is required for the Seller to convey the full legal, equitable and beneficial title to and ownership of the Property to the Purchaser in accordance with this Agreement. Except to the extent such obligations may be inconsistent herewith, the Seller shall perform all of its obligations under all documents affecting title to all or any part of the Property and shall not permit or allow to continue any defaults thereunder. The Seller shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning or other land use changes or take any other action which may affect or modify the status of title to or the permitted uses of the Property without the Purchaser's prior express written consent.

        3.8 Status of Leases. Each of the Leases is valid and in full force and effect, has not been further modified or amended and is assignable to Purchaser without the consent of the other party thereto. There are no defaults under any of the Leases by the Seller or, to the best of the Seller's knowledge, by the other party thereunder, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute such a default by the Seller or, to the best of the Seller's knowledge, by the other party thereunder. The Seller has the sole right to collect the rent under the Leases and neither such right nor any of the Leases has been assigned, pledged, hypothecated or otherwise encumbered. From the date hereof through and including the date of Closing, the Seller shall not modify any of the Leases in any material manner. The Seller shall perform all of its obligations under the Leases from the date hereof through and including the date of Closing.

        3.9 Operating Agreements. Each of the Operating Agreements may be terminated by the Seller or the Purchaser upon not more than 30 days' prior written notice and without the payment of any penalty, fee, premium or other amount. The Seller has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. The Seller shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease (as lessor or lessee) or other agreements with respect to the Property, nor shall the Seller enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Purchaser or the Property after the Closing Date or (b) the Seller has obtained the express prior written consent of the Purchaser to such agreement or modification. The Seller agrees to cancel and terminate all of the Operating Agreements as of Closing unless the Purchaser requests in writing prior to Closing that one or more remain in effect after Closing.

        3.10 Warranties and Guaranties. The Seller shall not before or after Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Tangible Personal Property and Intangible Personal Property or any part thereof, except with the prior written consent of the Purchaser.

        3.11 Insurance. All of the Seller's insurance policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Seller on or before the due date therefor. The Seller shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of the Seller's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The Seller shall name the Purchaser as an additional insured on each of the Seller's insurance policies. The Seller agrees to transfer any such policies as of the Closing Date upon the written request of the Purchaser and the premiums on any of such policies that the Purchaser elects to have assigned to it shall be allocated between the Seller and the Purchaser as of the Closing Date.

        3.12 Condemnation Proceedings; Roadways. The Seller has not received notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. The Seller has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

        3.13 Litigation. There is no action, suit or proceeding pending or known to be threatened against or affecting the Seller or any principal, subsidiary or affiliate of the Seller in any court, before any arbitrator or before or by any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Seller or any principal, subsidiary or affiliate of the Seller, (c) could adversely affect the ability of the Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto,
(d) could create a lien on the Property, any part thereof or any interest therein, (e) the subject matter of which concerns any past or present employee of the Seller or its managing agent or (f) could otherwise adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

        3.14 Labor and Employment Agreements. There are no labor disputes pending or, to the best of the Seller's knowledge, threatened as to the operation or maintenance of the Property or any part thereof. The Seller is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. The Seller is not a party to any employment contracts or agreements, written or oral, with any persons employed with respect to the Property that will be binding on the Purchaser on or after the Closing. Neither the Seller nor its managing agent (if any) will, between the date hereof and the Closing Date, enter into any new employment contracts or agreements or hire any new employees that will be binding on the Purchaser on or after the Closing. The Purchaser will not be obligated to give or pay any amount to any employee of the Seller or the Seller's managing agent. The Purchaser shall not have any liability under any pension or profit sharing plan that the Seller or its managing agent may have established with respect to the Property or their or its employees.

        3.15 Financial Information. All of the Seller's Financial Information is correct and complete in all respects and presents accurately the results of the operations of the Property for the three years immediately prior to the Closing. Since the date of the last financial statement included in the Seller's Financial Information, there has been no material adverse change in the financial condition or in the operations of the Property. The Seller will provide access by Purchaser's representatives, to all financial and other information relating to the Property, and such representatives shall determine that such information is sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission and any registration statement, report or disclosure statement filed with and any rule issued by, the Securities and Exchange Commission. The Seller will provide a signed representation letter as prescribed by Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Public Accountants which representation is required to enable an independent public accountant to render an opinion on such financial statements.

        3.16 Organizational Documents. The Seller's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

        3.17       Excluded Liabilities.

                   (i) The Purchaser is not assuming or undertaking to assume and shall have no responsibility for any expenses, debts, obligations, liabilities, claims, demands, fines or penalties, whether fixed or contingent, past, present or future, or direct or indirect, arising out of or in connection with the conduct by the Seller of its business or the ownership and use of the Property prior to the Closing (the "Excluded Liabilities"), including without limitation, any of the Excluded Liabilities arising out of or in connection with the failure by the Seller to comply with any applicable Environmental Laws including, without limitation any Environmental Laws regarding pollution control, underground storage tanks, asbestos or other environmental matters applicable to the Property.

                   (ii) The Seller agrees to defend, indemnify and hold harmless the Purchaser from and against any of the Excluded Liabilities and any other damages, losses, costs, expenses, claims or demands (including fines, penalties, diminution in value of the Property, court costs and reasonable attorneys' fees) that may be incurred by or imposed on the Purchaser as a result of (i) the conduct by the Seller of its business in connection with the Property prior to the Closing and (ii) any material breach by the Seller of any representation or warranty of the Seller contained herein applicable to the Property.

        3.18 Historical Districts. Neither the Property, nor any portion thereof, is (a) listed, or eligible to be listed, in any national, state or local register of historic places or areas, or (b) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules or laws other than those specified under local zoning ordinances.

        3.19 Brokerage Commission. The Seller has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein except for a real estate commission to Mid-South Hotel Brokers, the payment of which shall be the sole responsibility of Seller.

        3.20       Environmental.

                   (i) To the best of our knowledge, based on reasonable inspections of the Property by us and others, the Seller, and any person or entity for whose conduct the Seller is liable, has no liability under, has never materially violated, and is presently in material compliance with, all federal, state and local environmental or health and safety-related laws, rules, regulations and ordinances (together, Environmental Laws) applicable to the Property.

                   (ii) To the best of our knowledge, based on reasonable inspections of the Property by us and others, there exist no environmental conditions with respect to the Property that could or do result in any damage, loss, cost, expense or liability to or against the Seller or the Purchaser.

                   (iii) Other than those hazardous or toxic substances commonly used in the operation of a hotel, which hazardous or toxic substances are stored in accordance with all applicable Environmental Laws, to the best of our knowledge, based on reasonable inspections of the Property by us and others, the Seller, and any other person or entity for whose conduct Seller is liable, has not generated, transported, stored, handled or disposed of any hazardous or toxic substances at the Property, and has no knowledge of any release or threatened release of any hazardous or toxic substance at the Property or in the vicinity of the Property.

                   (iv) No lien has been imposed on the Property by any federal, state or local governmental agency in connection with the presence at or near the Property of any hazardous or toxic substance.

                   (v) The Seller, and any person or entity for whose conduct the Seller is responsible, has not (i) entered into or been the subject of any order or decree with respect to environmental matters with respect to the Property, (ii) received notice under the citizen suit provisions of any Environmental Law in connection with the Property, (iii) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim in respect of any environmental condition relating to the Property, or (iv) been subject to or threatened with any governmental or citizen enforcement action with respect to the Property; and the Seller, and any other person for whose conduct the Seller is liable, has no reason to believe that any of the foregoing will be forthcoming.

                   (vi) The Seller has all licenses, permits or approvals, if any, required for the activities and operations conducted at the Property and for any past or ongoing alterations or improvements on the Property.

        3.21 Sufficiency of Certain Items. The Property contains not less than:

                   (a) a sufficient amount of kitchen equipment, bar equipment, refrigeration equipment, silverware, glassware, china, dishes, "small goods", napkins, tablecloths, paper goods and other such personal property to efficiently operate each of the restaurants, bars and lounges, located upon or within the Improvements;

                   (b) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and

                   (c) a sufficient amount of towels, washcloths and bed linens, so that there are two and one-half sets of towels, washcloths and linens for each guest room, together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Hotel.

        3.22 Operation of Property Prior to Closing. Between the date of this Agreement and the Closing Date, Seller shall operate the Property in compliance with all laws and in the same manner in which Seller operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted, and so as to maintain the existing calibre of the Hotel operations conducted at the Property and the reasonable good will of the tenants, the Hotel guests, the employees and other customers of the Hotel. The Seller shall continue to use its best efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as the Seller did prior to the execution of this Agreement. All advance room bookings and reservations and all meetings and function bookings shall be booked at rates, prices and charges heretofore customarily charged by the Seller for such purposes, and in accordance with Seller's published rate schedules. From and after the execution and delivery of this Agreement, the Seller shall not (i) make any agreements which shall be binding upon the Purchaser with respect to the Property, or (ii) reduce or cause to be reduced any room rents or any other charges over which Seller has operational control. Between the date hereof and the Closing Date, the Seller shall deliver to the Purchaser monthly reports (or for the partial monthly period up to the Closing Date) showing the income and expenses of the Hotel and all departments thereof, together with such periodic information with respect to room reservations and other bookings, as the Seller customarily keeps internally for its own use. The Seller agrees that it will operate the Property and the Hotel in accordance with the provisions of this section between the date hereof and the Closing Date.

        3.23 Utilities. All Utilities required for the operation of the Property either enter the Property through adjoining streets, or they pass through adjoining land, do so in accordance with valid public easements or private easements, and all of said Utilities are installed and operating and all installation and connection charges therefor have been paid in full.

        3.24 Curb Cuts. All curb cut street opening permits or licenses required for vehicular access to and from the Real Property from any adjoining public street have been obtained and paid for and are in full force and effect. The Real Property has a right of unrestricted access to a public street.

        3.25 Room Furnishings. Each room in the Hotel available for guest rental is currently furnished and at Closing will be furnished in accordance with Licensor's standards for the Hotel and room type.

        3.26 Franchise Agreement. The franchise agreement with respect to the Hotel is, and at Closing will be, valid and in full force and effect, and Seller is not and will not be in default with respect thereto (with or without the giving of any required notice and/or lapse of time).


                                    ARTICLE 4
              PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

        To induce the Seller to enter into this Agreement and to sell the Property, the Purchaser hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Purchaser acknowledges and agrees that the Seller is entitled to rely and has relied:

        4.1 Power. The Purchaser has all powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Purchaser hereunder.

        4.2 Execution. This Agreement has been executed and delivered by the Purchaser, constitutes the valid and binding agreement of the Purchaser and is enforceable in accordance with its terms.

        4.3 Noncontravention. The execution and delivery of and the performance by the Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or result in the creation of any lien or other encumbrance on any asset of the Purchaser.

        4.4 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting the Purchaser or any principal, subsidiary or affiliate of the Purchaser in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Purchaser or any principal, subsidiary or affiliate of the Purchaser, (c) could adversely affect the ability of the Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein or (e) could adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

        4.5 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Purchaser.

        4.6 Brokerage Commission. The Purchaser has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.

        4.7 Exchange. Purchaser shall, at Seller's sole expense, cooperate with Seller to effectuate a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (a "1031 Exchange"), if the Seller elects a 1031 Exchange.

        4.8 Property Improvement Plan. Purchaser assumes all responsibility for improvements required by any "Property Improvement Plan" of the Franchisor as defined in Section 5.9.

        4.9 Liquidated Damages. Purchaser shall be responsible for any liquidated damages charged to the Seller from cancellation prior to its termination of the current franchise agreement with respect to the Hotel.


                                    ARTICLE 5
                       CONDITIONS AND ADDITIONAL COVENANTS

        The Purchaser's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Seller with the following covenants:

        5.1 Seller's Deliveries. The Seller shall have delivered to the Purchaser, on or before the Closing Date, all of the documents and other information required of Seller pursuant to Section 6.2.

        5.2 Representations, Warranties and Covenants; Obligations of Seller; Certificate. All of the Seller's representations and warranties made in this Agreement shall be true and correct as of the Closing Date as if then made, there shall have occurred no material adverse change in the financial condition of the Seller or the physical or financial condition of the Property since the date hereof, the Seller shall have performed all of its covenants and other obligations under this Agreement and the Seller shall have executed and delivered to the Purchaser at Closing a Certificate to the foregoing effect.

        5.3 Title Matters. Purchaser shall have received from Seller a copy of Seller's Owner's Title Policy. The Purchaser shall have determined that the Seller is the sole owner of good and marketable fee simple title to the Real Property free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Title Exceptions. The Seller shall not have taken any action from the date hereof and through and including the Closing Date that would adversely affect the status of title to the Real Property. Fee simple title to the Real Property shall be insurable as such by the Title Company at or below its regularly scheduled rates subject only to Permitted Title Exceptions. The Property shall be conveyed in an "as is" condition.

        5.4 Survey. The Purchaser shall have received the most recent Survey of the Land obtained by or in the possession of Seller. The Survey provided by the Seller (or a survey obtained by Purchaser if Seller's Survey was prepared more than one year earlier) shall be adequate for the Title Company to delete any exception for survey in the Owner's Title Policy.

        5.5 Condition of Improvements and the Tangible Personal Property. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in good condition and working order and shall have no material defects, structural or otherwise, and there shall be no deferred maintenance with respect to the Real Property, the Tangible Personal Property or any part thereof, and the Seller shall not have diminished the Inventory. The Seller, at its expense, shall have maintained the Real Property and the Tangible Personal Property in compliance with all applicable laws and in at least as good condition as they are in as of the date hereof, normal wear and tear excepted. The Seller shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property. The Seller shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Purchaser.

        5.6 Utilities. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property. Between the date hereof and the Closing Date, the Seller shall not have received notice of any extraordinary or material increase or proposed increase in the rates charged for the Utilities from the rates in effect as of the date hereof.

        5.7 Land Use. The current use and occupancy of the Property as a hotel and for hotel-related purposes are permitted as a principal use under all laws applicable thereto without the necessity of resort to any grandfathered or permitted nonconforming use status, or any special use permit, special exception or other special permit, permission or consent.

        5.8 Lease Estoppel Certificates. The Purchaser shall have received an estoppel certificate for each of the Leases as provided herein and, if required by the Purchaser's lender, subordination, attornment and nondisturbance agreements acceptable to such lender, all in form and substance reasonably acceptable to the Purchaser. The Seller, at its expense, shall request and use Seller's best efforts to obtain a lease estoppel certificate from all of third parties under all of the Leases prior to Closing Date.

        5.9 Franchise. The Purchaser or its designee shall have received, at the Purchaser's option and expense, an assignment or transfer of any existing franchise agreement currently applicable to the Hotel or a new franchise agreement from Choice Hotels International, Inc. (the "Franchisor"), together with an estoppel certificate from the existing franchisor in form and substance acceptable to the Purchaser, which the Seller agrees to use its best efforts to obtain.

        5.10 Operational Licenses. Purchaser shall have obtained all permits, licenses, approvals and Authorizations necessary or desirable to operate the Hotel and all restaurants, bars and lounges presently located in the Hotel, including, without limitation, liquor licenses or alcoholic beverage licenses. To that end, the Seller and the Purchaser shall have cooperated with each other, and each shall have executed such transfer forms, license applications and other documents as may be necessary or desirable for Purchaser to obtain such permits, licenses, approvals and Authorizations.

        5.11 Securities Compliance. Seller shall cooperate with Purchaser to provide all information and execute all documents necessary for Purchaser to comply with all applicable state and federal securities laws.

        5.12 Acquisition of Other Properties. Simultaneously with the closing of the transaction contemplated hereby, the Seller or the Seller's affiliates or related entities shall have sold and conveyed to Purchaser and Purchaser shall have purchased those certain properties listed on Exhibit F attached hereto.


        5.13 Noncompetition. Neither 544 Associates, nor any of its partners or the owners of its partners, or any entities controlled by such partners or owners, or in which such partners or owners individually or collectively have more than a 10% ownership interest, will acquire, develop, manage, lease, operate, or have any interest in any hotel or lodging establishment within a twelve (12) mile radius of Chambersburg, Pennsylvania for a period of five (5) years from the Closing Date. This provision shall survive the Closing Date.

Each of the conditions and additional covenants contained in this Section are intended for the benefit of the Purchaser and may be waived in whole or in part, by the Purchaser, but only by an instrument in writing signed by the Purchaser.


                                    ARTICLE 6
                                     CLOSING

        6.1 Closing. Closing shall be held at the offices of the Purchaser or its counsel on or before April 30, 1997, upon ten (10) days notice from Purchaser to Seller commencing at 9:00 AM local time unless otherwise agreed by the Purchaser and the Seller. The Purchaser and Seller shall have the right, but not the obligation, to extend the Closing Date, one or more times, but not beyond May 15, 1997, by written notice thereof to the Seller. Possession of the Property shall be delivered to the Purchaser at Closing, subject only to Permitted Title Exceptions.

        6.2        Seller's Deliveries.

                   (a) At Closing, the Seller shall deliver to Purchaser all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Seller and shall be dated as of the Closing Date:

                               (i)         The certificate required by Section
5.2.

                              (ii)         An Assignment of Leases, if
applicable.

                             (iii)         Lease estoppel certificates, if
applicable.

                              (iv)         The Income Tax Certificate.

                               (v)         The Assignment and Assumption
Agreement.

                              (vi)         Settlement Sheet.

                             (vii)         Bill of Sale for all Tangible
Personal Property.

                            (viii)         Deed.

                              (ix)         Opinion of counsel or other evidence
(such as organization documents, including certificates and authorizing resolutions) satisfactory to Purchaser as to Seller's authority to enter into and consummate this Agreement.

                               (x)         Such agreements, affidavits or other
documents as may be required by the Title Company to issue the Owner's Title Policy.

                   (b) At Closing, the Seller shall also deliver or cause to be delivered to the Purchaser the following:

                               (i)         The originals of any Leases or true,
correct and complete copies thereof certified by the Seller.

                              (ii)         A valid, final and unconditional
certificate of occupancy as to the Real Property issued by the appropriate governmental authority.

                             (iii) If part of the Tangible Personal Property
consists of a motor vehicle titled under state law, a duly executed and delivered document transferring title pursuant to applicable state law and related documents.

                              (iv)         True, correct and complete copies of
all plans, specifications, guaranties and warranties, if any, of contractors, subcontractors, manufacturers, suppliers and installers possessed by the Seller and relating to the Improvements and the Tangible Personal Property and Intangible Personal Property, or any part thereof.

                               (v)         Copies of all correspondence, files,
documents, records and data relating the operation of the Property for the 3 years immediately before Closing.

                              (vi)         All keys for the Property.

                             (vii)         A complete list of all advance room
reservations, functions and the like, including all deposits thereon, in reasonable detail specified by the Purchaser.

                            (viii)         Updated Guest Ledger.

                              (ix)         Any other document, instrument,
information or item reasonably requested by the Purchaser or required hereby.

        6.3 Purchaser's Deliveries. At Closing, the Purchaser shall pay, deliver or cause to be delivered to the Seller, as appropriate, the following:

                   (a) The Purchase Price in the manner set forth in Section 2.5 hereof.

                   (b)    The Assignment and Assumption Agreement.

                   (c) Any other document or instrument reasonably requested by the Seller or required hereby.

        6.4 Closing Costs. The Seller shall pay (i) all applicable sales and use taxes (if any) levied on the transfer of the Tangible or Intangible Personal Property, and (ii) any expenses incurred by or on behalf of the Seller. The Purchaser shall pay (i) all Title Company charges, (ii) all of the recording taxes and fees, (iii) the costs of currently non-existing audited financial statements, survey and environmental studies, and (iv) any expenses incurred by or on behalf of the Purchaser. Each party hereto shall pay its own legal fees and expenses.

        6.5        Income and Expense Allocations.

                   (a) At Closing, all income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between the Seller and the Purchaser as of the Closing Date. The Seller shall be entitled to all income, including the Tray Ledger, and responsible for all expenses for the period of time up to but not including the Closing Date, and the Purchaser shall be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date. Without limiting the generality of the foregoing, Seller shall pay to Purchaser or Purchaser shall pay to Seller at Closing, or there shall be an appropriate Closing adjustment for, the net cash payable to the Purchaser or Seller, as appropriate, based on the allocation set forth above. All adjustments shall be shown on the settlement statement or may be done outside the settlement statement (with such supporting documentation as the parties may reasonably require being attached as exhibits to the settlement statements or submit to the parties as appropriate) and if on the settlement statement shall increase or decrease (as the case may be) the balance of the Purchase Price payable by the Purchaser at Closing. The Seller shall pay at Closing all special assessments and taxes applicable to the Property and relating to the period prior to Closing.

                   (b) If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any expense paid by the Seller or the Purchaser with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due.

                   (c) Purchaser shall have no obligation to collect any accounts receivable allocable to the period prior to Closing. All income attributable to the Property collected by the Purchaser after the Closing Date shall be first applied against accounts receivable and other obligations allocable to the period after the Closing Date. The Seller shall not sue an obligor with respect to the Property that maintains a contractual relationship with the Purchaser after the Closing Date.


                                    ARTICLE 7
                           CONDEMNATION; RISK OF LOSS

        7.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after the Seller learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, the Purchaser shall have the right to terminate this Agreement pursuant to Section 8.3. If the Purchaser elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing.

        7.2 Risk of Loss. The risk of any loss or damage to the Property prior to the Closing shall remain upon the Seller. If any such loss or damage occurs prior to Closing, the Purchaser shall have the right to terminate this Agreement pursuant to Section 8.3. If the Purchaser elects not to terminate this Agreement, it may choose to restore the Property itself, in which event Seller shall assign or pay, or cause to be paid, to Purchaser all insurance proceeds payable on account of such loss or damage and the Seller shall not be responsible to the Purchaser for any additional sums required to restore the Property.


                                    ARTICLE 8
               LIABILITY OF PURCHASER; INDEMNIFICATION BY SELLER;
                               TERMINATION RIGHTS

        8.1 Liability of Purchaser. Except for any obligation expressly assumed or agreed to be assumed by the Purchaser hereunder, the Purchaser does not assume any obligation of the Seller or any liability for claims arising out of any occurrence prior to Closing.

        8.2        Indemnification.

                   (a) The Seller hereby indemnifies and holds the Purchaser harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by the Purchaser, whether before or after Closing, as a result of any material breach by the Seller of any of Seller's representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Seller under this Agreement, or as a result of acts or events occurring prior to the Closing Date.

                   (b) The Purchaser hereby indemnifies and holds the Seller harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by the Seller, whether before or after Closing, as a result of any material breach by the Purchaser of any of Purchaser's representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Purchaser under this Agreement, or as a result of acts or events occurring after the Closing Date.

        8.3. Termination by Purchaser. If any condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Purchaser to terminate this Agreement and its obligations hereunder, the Purchaser, at its option, may elect either (a) to terminate this Agreement and all other rights and obligations of the Seller and the Purchaser hereunder shall terminate immediately and the Deposit shall be returned to the Purchaser or (b) to waive its right to terminate and to proceed to Closing. If the Purchaser terminates this Agreement as a consequence of a material misrepresentation or breach of a warranty or covenant by the Seller, or a failure by the Seller to perform its obligations hereunder, the Purchaser shall have all remedies available hereunder or at law or in equity, including but not limited to the right to specific performance of this Agreement.

        8.4. Termination by Seller. If, prior to Closing, the Purchaser defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), the Seller's sole remedy for such default shall be to terminate this Agreement and receive the Deposit. The Seller and the Purchaser agree that, in the event of such a default, the damages that the Seller would sustain as a result thereof would be difficult if not impossible to ascertain. The Seller hereby waives and releases any and all other rights and remedies for a default by the Purchaser. Therefore, the Seller and the Purchaser agree that, the Seller shall retain the Deposit as full and complete liquidated damages and as the Seller's sole remedy.


                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

      9.1 Completeness; Modification. This Agreement constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. The provisions of the prior sentence reflects the true intent of the Seller and the Purchaser and is intended to be enforceable, notwithstanding any existing or further case law to the contrary. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

      9.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      9.3 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

      9.4 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the state wherein the Property is located.

      9.5 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

      9.6 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law and shall be construed so as to give effect to the intent of the parties.


      9.7 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

      9.8 Notices. Unless otherwise set forth herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, by telecopy, overnight delivery service, or by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

                  For the Seller:

                           Mr. Hasu Shah
                           Hersha Enterprises Ltd.
                           Limekiln Road, Box A
                           New Cumberland, PA  17070
                           Telecopy No.: 717-770-2405

                  with a copy to:

                           Mr. Jay Shah
                           c/o Clarion Suites Hotel
                           1010 Race Street
                           Philadelphia, PA  19107
                           Telecopy No.: 215-238-1045

         For the Purchaser:

                           Humphrey Hospitality Limited Partnership
                           12301 Old Columbia Pike
                           Silver Spring, Maryland  20904
                           Telecopy No.:  (301)680-4342

                  with a copy to:

                           Gallagher, Evelius & Jones
                           218 North Charles Street
                           Suite 400
                           Baltimore, Maryland  21201
                           ATTN:  David E. Raderman, Esquire
                           Telecopy No.:  (410)837-3085



Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section.

     9.9 Escrow Agent. The Escrow Agent referred to in the definition thereof contained in Paragraph 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. The Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchange by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed the Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. The Escrow Agent shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. The Escrow Agent is counsel for Purchaser. It is agreed that the Escrow Agent shall not be disqualified from representing either party in connection with any litigation which might arise out or in connection with this Agreement, merely by virtue of the fact that such Escrow Agent has agreed to act as Escrow Agent hereunder. Further, in that event of any dispute as to the disposition of the Deposit or any other monies held in escrow, the Escrow Agent may, if such Escrow Agent so elects, interplead the parties by filing an interpleader action in any court having subject matter jurisdiction of such a matter (to the personal jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit and any other monies held in escrow, including all interest earned thereon, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. In the event of such interpleader action, the Escrow Agent shall not be disabled from representing a party hereto. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writs, orders, judgments and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

     9.10 Incorporation by Reference. All of the Exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     9.11 Survival. All of the representations, warranties, covenants and agreements of the Seller and the Purchaser made in, or pursuant to, this Agreement shall survive Closing and shall not merge into any document or instrument executed and delivered in connection herewith.

     9.12 Further Assurances. The Seller and the Purchaser each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     9.13 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Seller and Purchaser specifically established hereby.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed in their names by their respective duly-authorized representatives as a sealed instrument.


                            [SIGNATURE PAGES FOLLOW.]

                                 SIGNATURE PAGE

                               PURCHASE AGREEMENT

                               (Comfort Inn Hotel,
                           Chambersburg, Pennsylvania)




            SELLER:

                                 544 ASSOCIATES,
                                 a Pennsylvania limited
                                 partnership

                                         By:      Shreenathji Enterprises Ltd.,
                                                  general partner



                                               By: /s/ Hash P. Shah   (SEAL)
                                                  ------------------
                                               Name:  Hash P. Shah
                                               Title: Partner

                                 SIGNATURE PAGE

                               PURCHASE AGREEMENT

                               (Comfort Inn Hotel,
                           Chambersburg, Pennsylvania)




                                        PURCHASER:

                                        HUMPHREY HOSPITALITY LIMITED
                                        PARTNERSHIP

                                        By:  HUMPHREY HOSPITALITY
                                             TRUST, INC.,
                                             General Partner



                                        By:    /s/ James I. Humphrey, Jr.(SEAL)
                                               --------------------------
                                               James I. Humphrey, Jr..
                                               President

                                LIST OF EXHIBITS



         Exhibit A                  Deed
         Exhibit B                  Operating Agreements
         Exhibit C                  Guest Ledger
         Exhibit D                  Seller's Financial Information
         Exhibit E                  Tangible Personal Properties
         Exhibit F                  Acquisition of Other Properties

                                    EXHIBIT A

                                      Deed

                                    EXHIBIT B

                              Operating Agreements

                                    EXHIBIT C

                                  Guest Ledger

                                    EXHIBIT D

                         Seller's Financial Information

                                    EXHIBIT E

                           Tangible Personal Property

                                    EXHIBIT F

                         Acquisition of Other Properties

         .        Comfort Inn Hotel, Gettysburg, Pennsylvania

         .        Holiday Inn Express, Allentown, Pennsylvania

         .        Holiday Inn Express, Gettysburg, Pennsylvania